UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2008

Commission File Number: 1-6453
National Semiconductor Corporation (Exact name of registrant as specified in its charter)
DELAWARE (State of Incorporation)	95-2095071 (I.R.S. Employer Identification Number)
2900 SEMICONDUCTOR DRIVE, P.O. BOX 58090 SANTA CLARA, CALIFORNIA 95052-8090 (Address of principal executive offices)
Registrant’s telephone number, including area code: (408) 721-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

NATIONAL SEMICONDUCTOR CORPORATION

INDEX

		Page
Section 2 – Financial Information

Item 2.02	Results of Operations and Financial Condition	3

Section 8 – Other Events

Item 8.01	Other Events	3

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits	3

Signature		4

Exhibits:
99.1	News release dated June 5, 2008 (Earnings)

2

NATIONAL SEMICONDUCTOR CORPORATION

Item 2.02	RESULTS OF OPERATION AND FINANCIAL CONDITION

On June 5, 2008, National Semiconductor Corporation issued a news release announcing earnings for the quarter ended May 25, 2008. The earnings news release, which has been attached as Exhibit 99.1, contains unaudited Condensed Consolidated Statements of Income, Balance Sheets, and Statements of Cash Flows that are presented in accordance with United States generally accepted accounting principles, or GAAP. The information in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 8.01	OTHER EVENTS

The Company also announced in its earning press release that on June 3, 2008, its Board of Directors had declared a cash dividend of $0.06 per outstanding share of common stock. The dividend will be paid on July 7, 2008 to shareholders of record at the close of business on June 16, 2008.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description of Exhibit

99.1	News release dated June 5, 2008 issued by National Semiconductor Corporation* (Earnings)

* This exhibit is intended to be furnished and shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2008	/s/ Jamie E. Samath

Jamie E. Samath Corporate Controller Signing on behalf of the registrant and as principal accounting officer

4

Exhibit 99.1

Media Contact:	Financial:
LuAnn Jenkins	Long Ly
National Semiconductor	National Semiconductor
(408) 721-2440	(408) 721-5007
luann.jenkins@nsc.com	invest.group@nsc.com

National Semiconductor Reports Results for Fourth Quarter Fiscal 2008

•	Q4 sales were $462 million, up 2% from Q3 of fiscal 2008 and up 1% from Q4 of fiscal 2007
•	Record gross margin percentage of 65.9%, up from 64.3% in Q3 and 62.5% in last year’s Q4
•	EPS of 34 cents, up from 29 cents in Q3 and 28 cents in Q4 of fiscal 2007
•	Sales outlook for Q1 of fiscal 2009 expected to range from $460 million to $475 million

SANTA CLARA, Calif. – June 5, 2008 -- National Semiconductor Corp. (NYSE:NSM) today reported sales of $462 million and net income of $83 million, or 34 cents per share, for the fourth quarter of fiscal 2008 which ended May 25, 2008.  National’s fourth quarter of fiscal 2008 results included $9 million of pre-tax charges primarily for severances related to previously announced actions. Fourth quarter results also included approximately $6 million of discrete tax benefits.

National’s fourth quarter fiscal 2008 sales of $462 million were 2 percent higher sequentially from the third quarter of fiscal 2008, when the company reported $453.4 million in sales and earnings of 29 cents per share.

Gross margin of 65.9 percent in National’s fourth quarter of fiscal 2008 was up from the 64.3 percent gross margin achieved in the third quarter of fiscal 2008. The sequential improvement was driven by strong manufacturing performance and cost efficiencies as well as improved product mix of higher-value analog products.

“Business conditions improved in the quarter, and we were able to turn this into higher gross margins,” said Brian L. Halla, National’s chairman and CEO. “We are focused on growth, expanding our base business into new, attractive markets leveraging our PowerWise® product portfolio to help our customers be much more energy efficient in their systems.”

Compared to last year, fourth quarter fiscal 2008 sales were up from the $455.9 million reported in the fourth quarter of fiscal 2007, and earnings per share were above the 28 cents recorded a year ago. Gross margin in the fourth quarter of fiscal 2008 was also higher than the 62.5 percent reported in the fourth quarter of fiscal 2007.

Bookings for Q4, Fiscal 2008

National’s total company bookings in the fourth quarter of fiscal 2008 increased by 12 percent sequentially over the third quarter. This increase was primarily driven by higher orders from the distribution channel as well as increased bookings for wireless handsets and other personal mobile devices. Regionally, fourth quarter bookings grew in all regions except Japan. Total company bookings exceeded billings in the fourth quarter.

Summary of Fiscal 2008

Annual sales were $1.89 billion compared to $1.93 billion in fiscal 2007. For fiscal 2008, National reported net income of $332 million, including $90 million of pre-tax stock compensation expenses under FASB Statement 123(R), compared to net income of $375 million in fiscal 2007. Earnings per share for the year were $1.26 compared to $1.12 in fiscal 2007 which included $111.5 million of pre-tax stock compensation expenses. National’s gross margin in fiscal 2008 increased to 64.4 percent compared to 60.7 percent in fiscal 2007 reflecting continued improvements in the company’s higher-value analog portfolio and strong execution in manufacturing. The company’s effective tax rate was 26.4 percent for fiscal 2008 compared to 29.3 percent for fiscal 2007. Return on invested capital for fiscal 2008 was approximately 23 percent compared to approximately 21 percent for fiscal 2007.

Other Notable Items in Q4, Fiscal 2008 Results

Fourth quarter fiscal 2008 net results included approximately $9.1 million in expenses for severances and a factory modernization effort as well as $6 million of discrete tax benefits.

Also included in fourth quarter fiscal 2008 results was $20 million in pre-tax stock compensation expense under FASB Statement 123(R). One year ago, the fourth quarter of fiscal 2007 included $25 million of pre-tax stock compensation expense.

Outlook for Q1, Fiscal 2009

National anticipates that sales in the first quarter of fiscal 2009 will range from $460 million to $475 million.

Stock Repurchase Program

During the fourth quarter of fiscal 2008, the company repurchased approximately $224 million of stock under its stock buyback program. As of the end of the fourth quarter of fiscal 2008, National had approximately $256 million of authorization still available under approved programs for future stock repurchases. National Semiconductor’s fully diluted weighted average share count for the fourth quarter of fiscal of 2008 was 246.3 million shares, down from 255.5 million shares in the third quarter of fiscal 2008.

Company Declares Dividend

The company announced today that the Board of Directors has declared a cash dividend of $0.06 per outstanding share of common stock.  This dividend will be paid on July 7, 2008 to shareholders of record at the close of business on June 16, 2008.

Special Note

This release contains forward-looking statements dependent on a number of risks and uncertainties pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Except for historical information contained herein, the matters set forth in this press release, including management’s expectations regarding future performance, are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Potential risks and uncertainties include, but are not restricted to, such factors as new orders received and shipped during the quarter, the degree of factory utilization, the sale of inventories at existing prices, and the ramp up and sale of new analog products.  Other risk factors are included in the Company's Annual Report on Form 10-K for the fiscal year ended May 27, 2007 under the captions “Outlook”, “Risk Factors” and “Management's Discussion and Analysis of Financial Conditions and Results of Operations” contained therein and the 10-Q for the quarter ended February 24, 2008.

About National Semiconductor

National Semiconductor creates energy-efficient analog and mixed-signal semiconductors. Its PowerWise® products enable systems that consume less power, extend battery life, and generate less heat. Headquartered in Santa Clara, Calif., National reported sales of $1.89 billion for fiscal 2008 which ended May 25, 2008. Additional company and product information is available at www.national.com.

NATIONAL SEMICONDUCTOR CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(In millions, except per share amounts)
	Three Months Ended		Twelve Months Ended
	May 25,	May 27,	May 25,	May 27,
	2008	2007	2008	2007
Net sales	$462.0	$455.9	$1,885.9	$1,929.9
Cost of sales	157.4	171.1	671.5	757.7
Gross margin	304.6	284.8	1,214.4	1,172.2

Research and development	90.2	95.7	363.0	363.7
Selling, general and administrative	79.8	75.0	315.5	310.9
Severance and restructuring expenses	9.1	0.6	27.2	4.6
Gain on sale of manufacturing plant assets	-	-	(3.1)	-
Litigation settlement	-	-	3.3	-
In-process research and development charge	-	-	-	6.1
Other operating income, net	(0.4)	(0.6)	(0.6)	(2.8)

Operating expenses	178.7	170.7	705.3	682.5

Operating income	125.9	114.1	509.1	489.7
Interest income	4.8	9.8	33.8	40.1
Interest expense	(19.6)	0.1	(85.5)	(1.2)
Other non-operating income (expense), net	1.1	0.9	(6.2)	2.0

Income before taxes	112.2	124.9	451.2	530.6
Income tax expense	29.0	34.8	118.9	155.3

Net income	$83.2	$90.1	$332.3	$375.3

Earnings per share:
Basic	$0.35	$0.29	$1.31	$1.17
Diluted	$0.34	$0.28	$1.26	$1.12

Selected income statement ratios as a percentage of sales:

Gross margin	65.9%	62.5%	64.4%	60.7%
Research and development	19.5%	21.0%	19.2%	18.8%
Selling, general and administrative	17.3%	16.5%	16.7%	16.1%
Net income	18.0%	19.8%	17.6%	19.4%

Effective tax rate	25.8%	27.9%	26.4%	29.3%

NATIONAL SEMICONDUCTOR CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In millions)

	May 25, 2008	May 27, 2007
ASSETS
Current assets:
Cash and cash equivalents	$736.8	$828.6
Receivables	137.3	150.6
Inventories	148.6	176.0
Deferred tax assets	80.2	73.2
Other current assets	66.0	62.1

Total current assets	1,168.9	1,290.5

Net property, plant and equipment	557.3	583.5
Goodwill	60.5	63.6
Deferred tax assets	208.7	197.8
Other assets	112.2	69.9

Total assets	$2,107.6	$2,205.3

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$62.5	$-
Accounts payable	53.5	59.9
Accrued expenses	180.3	122.7
Income taxes payable	12.3	117.4

Total current liabilities	308.6	300.0

Long-term debt	1,414.8	20.6
Long-term income taxes payable	143.4	-
Other non-current liabilities	85.4	157.7

Total liabilities	$1,952.2	$478.3

Commitments and contingencies

Shareholders’ equity:
Common stock of $0.50 par value	$116.3	$155.1
Retained earnings	125.9	1,685.7
Accumulated other comprehensive loss	(86.8)	(113.8)

Total shareholders’ equity	155.4	1,727.0

Total liabilities and shareholders’ equity	$2,107.6	$2,205.3

NATIONAL SEMICONDUCTOR CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In millions)	Twelve Months Ended
	May 25, 2008	May 27, 2007
Cash flows from operating activities:
Net income	$332.3	$375.3
Adjustments to reconcile net income with net cash
provided by operating activities:
Depreciation and amortization	132.7	144.7
Share-based compensation expense	89.7	111.5
Excess tax benefit from share-based payment arrangements	(17.0)	(12.6)
Tax benefit associated with stock options	27.5	29.6
Loss (gain) on investments	6.0	(2.0)
Loss on disposal of equipment	3.3	0.7
Non-cash restructuring expenses	4.5	-
Gain on sale of manufacturing plant assets	(3.1)	-
In-process research and development charge	-	6.1
Other, net	4.0	2.4
Changes in certain assets and liabilities, net:
Receivables	13.3	57.9
Inventories	27.1	15.7
Other current assets	(19.3)	7.9
Accounts payable and accrued expenses	44.5	(126.0)
Income taxes	29.4	2.7
Other non-current liabilities	(30.6)	4.4
Net cash provided by operating activities	644.3	618.3
Cash flows from investing activities:
Purchase of property, plant and equipment	(111.3)	(106.6)
Business acquisition, net of cash acquired	-	(8.2)
Proceeds from sale of property, plant, and equipment	16.6	1.2
Sale and maturity of available-for-sale securities	-	110.8
Proceeds from sale of investments	0.2	-
Funding of benefit plan	(5.6)	(8.5)
Other, net	(1.9)	2.9
Net cash used in investing activities	(102.0)	(8.4)
Cash flows from financing activities:
Proceeds from unsecured senior notes, net of issuance costs	992.9	-
Proceeds from bank borrowings, net of issuance costs	1,996.5	-
Repayment of bank borrowing	(1,546.8)	-
Payment on software license obligations	(8.7)	(8.7)
Excess tax benefit from share-based payment arrangements	17.0	12.6
Minimum tax withholding paid on behalf of employees for net share settlements	(14.6)	(1.4)
Issuance of common stock	103.7	103.1
Purchase and retirement of treasury stock	(2,123.5)	(774.0)
Cash dividends declared and paid	(50.6)	(45.1)
Net cash used in financing activities	(634.1)	(713.5)
Net decrease in cash and cash equivalents	(91.8)	(103.6)
Cash and cash equivalents at beginning of year	828.6	932.2
Cash and cash equivalents at end of year	$736.8	$828.6

PART I. FINANCIAL INFORMATION

EARNINGS PER SHARE (Unaudited)

	(In millions, except per share amounts)
	Three Months Ended		Twelve Months Ended
	May 25, 2008	May 27, 2007	May 25, 2008	May 27, 2007

Earnings per share
Basic	$0.35	$0.29	$1.31	$1.17
Diluted	$0.34	$0.28	$1.26	$1.12

Net income used in basic and diluted
earnings per share calculation	$83.2	$90.1	$332.3	$375.3

Weighted-average shares outstanding:
Basic	236.8	312.0	252.8	319.5
Diluted	246.3	327.5	264.3	334.2

OTHER FINANCIAL STATEMENT DETAIL

(In millions)

	Three Months Ended		Twelve Months Ended
Other operating income, net	May 25, 2008	May 27, 2007	May 25, 2008	May 27, 2007

Net intellectual property income	$(0.4)	$(0.6)	$ (0.6)	$(1.8)
Other	-	-	-	(1.0)
Total other operating income, net	$(0.4)	$(0.6)	$ (0.6)	$(2.8)

Other non-operating income (expense), net

Gain (loss) on investments	$1.1	$0.9	$ (6.0)	$2.0
Charitable contribution	-	-	(0.2)	-
Total other non-operating income (expense), net	$1.1	$0.9	$ (6.2)	$2.0